Exhibit 5.1

September 24, 2026

Non-Invasive Monitoring Systems, Inc.

4400 Biscayne Blvd

Suite 180

Miami, FL 33137

Attention: Mr. James Martin, CFO

Re:	Registration Statement on Form S-4 (SEC File No. 333-297229)

You have advised us that Non-Invasive Monitoring Systems, inc. (the “Company”) is filing with the United States Securities and Exchange Commission a Registration Statement on Form S-4 with respect to 30,152,861 shares of the Company’s common stock, $0.01 par value, 5,534,506 stock options to purchase shares of the Company’s common stock, and 354,934 warrants to purchase shares of the Company’s common stock, (the “Shares”) which are proposed to be offered and issued to the stockholders of Gravitics, Inc. (“Gravitics”) in connection with a merger pursuant to which Gravitics Merger Sub Inc., a wholly owned subsidiary of the Company, will merge with and into Gravitics, with Gravitics as the surviving corporation (the “Merger”), pursuant to the Agreement and Plan of Merger and Reorganization dated as of March 6, 2026, as amended (the “Merger Agreement”).

In connection with the filing of the Registration Statement, you have requested that we furnish you with our opinion as to the legality of such shares as shall be offered pursuant to the information statement/prospectus (the “Prospectus”) which is part of the Registration Statement.

You have advised us that as of September 9, 2026, the Company’s authorized capital consists of:

●	400,000 shares of common stock authorized, $0.01 par value per share, of which 1,032,640 shares are issued and outstanding, and
●	1,000,000 shares of preferred stock, $0.01 par value, of which 100 shares of Series B preferred stock are issued and outstanding.

Non-Invasive Systems Monitoring, Inc.

September 24, 2026

After having examined the Company’s Restated Articles of Incorporation, Amended and Restated Bylaws, the unanimous written consent of the board of directors of the Company approving the Merger and the issuance of the merger consideration to the Gravitics’ stockholders, the Registration Statement, we are of the opinion that the Shares have been duly authorized and, when issued as described in the Registration Statement and the Prospectus.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters material to this opinion without having independently verified such factual matters. We are opining herein as to the laws of the State of Florida, and we express no opinion with respect to any other laws. In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers or indemnification); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Nason, Yeager, Gerson, Harris & Fumero, P.A.
Nason, Yeager, Gerson, Harris & Fumero, P.A.